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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Empyrean Bioscience, Inc. (the "Company") on Form S-8, and in the Reoffer Prospectus included therein, of our report dated February 10, 2000 with respect to the consolidated financial statements of Empyrean Bioscience, Inc., as of December 31, 1999 and 1998 and for each of the years then ended, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the use of our name in this Registration Statement as it appears under the caption "Experts."

                                                /s/ Grant Thornton LLP
                                                -----------------------------
                                                GRANT THORNTON LLP

San Francisco, California
March 28, 2001